SCHEDULE A
TO THE
PLACEMENT AGENCY AGREEMENT
BETWEEN
KINETICS PORTFOLIOS TRUST
AND
KINETICS FUNDS DISTRIBUTOR, INC.

Pursuant to Section 1 of the Placement Agency Agreement between KINETICS PORTFOLIOS TRUST (the "Company") and KINETICS FUNDS DISTRIBUTOR, INC. ("KDFI"), the Company hereby appoints KDFI as its agent to be the private placement agent of the Company with respect to its following series:

                                    The Internet Portfolio
                                    The Internet Emerging Growth Portfolio
                                    The Paradigm Portfolio
                                    The Medical Portfolio
                                    The Small Cap Opportunities Portfolio
                                    The Kinetics Government Money Market Portfolio
                                    The Market Opportunities Portfolio
                                    The Water Infrastructure Portfolio
                                    The Multi-Disciplinary Portfolio

Dated:   December 6, 2007